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                                  SCHEDULE 13D

CUSIP NO. 068508100                                                Page 13 of 13


                                    EXHIBIT B


        AGREEMENT OF REPORTING PERSONS AS TO JOINT FILING OF SCHEDULE 13D


Each of the undersigned hereby affirms that he is individually eligible to use
Schedule 13D, and agrees that this Schedule 13D is filed on behalf of each of the undersigned. Each of undersigned acknowledges that each of the undersigned shall be responsible for the timely filing of this Schedule 13D and all subsequent amendments hereto, and for the completeness and accuracy of the information concerning him contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the other reporting persons, except to the extent that he knows or has reason to believe that such information is not accurate.


Dated:  July 28, 2000


                                          /s/ R. Scott Asen
                                        ---------------------------------
                                        R. Scott Asen



                                           /s/ Gregory A. Beard
                                        ---------------------------------
                                        Gregory A. Beard




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